Nationwide[Defined Protection® Annuity 2.0]

Application for

Individual Single Purchase Payment Deferred Annuity

Minimum Purchase Payment of $[25,000]

Nationwide Life Insurance Company

[PO Box 182021, Columbus, OH 43218-2021]• [Phone: 800-321-6064]

Express Mail: [1-LC-F4, 1 Nationwide Plaza, Columbus, OH 43215-2239]

Please submit all pages of the application.

The IRS has declared that civil union partners and domestic partners are not considered spouses for purposes of federal tax law. Therefore, the tax treatment provided by federal tax law to a surviving spouse is NOT currently available to a surviving civil union partner or surviving domestic partner. For information regarding federal tax laws, please consult a tax advisor.

1. Parties to the Contract (Please print)

1a. Contract Owner

Name (First, MI, Last): John A Doe

Employer/Trust Name (if applicable):
(Additional forms required. See the New Business Enrollment packet.)

Birth Date (MM/DD/YYYY): 01/01/1965 Sex: ☒ M ☐ F SSN/Tax ID: 123-45-6789

Street: 1234 Anystreet

City: Anycity State: Anystate ZIP: 12345

E-Mail: emailaddress@gmail.com Phone Number: 614-555-5555

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1b. Joint Owner	Joint Owner is limited to spouses unless such limitation is prohibited by state law. Available only with Non-Qualified Contracts.

Name (First, MI, Last):  Jane B  Doe

Birth Date (MM/DD/YYYY): 06/01/1965 Sex: ☐ M ☒ F SSN/Tax ID: 987-65-4321

Address: ☒ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

E-Mail: Phone Number:

Nationwide strives to provide excellent customer service to our Members. By providing your telephone number, you authorize the Nationwide Family of Companies to contact you via telephone using automated technology to assist you with your account.

1c.	Annuitant ☒ Same as Contract Owner (Annuitant must be age [85]or younger)

An individual person must be named if the Contract Owner is a non-natural owner or a Trust.

Name (First, MI, Last):

Relationship to Contract Owner:

Birth Date (MM/DD/YYYY): Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

E-Mail: Phone Number:

VAAA-0178M3	Page 1 of 9	STANDARD [DPA2Q/N][(05/2024)]

1. Parties to the Contract (continued)

1d.

Spousal Protection/Co-Annuitant No added charge, part of the Death Benefit. Not available with CRTs (Charitable Remainder Trust). Must be age [85] or younger. With Spousal Protection, both spouses will automatically be Primary Beneficiaries. When the Contract Owner named in Section 1a is a natural owner, this feature requires that the Contract Owner and Annuitant be the same person.

Name (First, MI, Last): Jane B Doe

Birth Date (MM/DD/YYYY): 06/01/1965 Sex: ☐ M ☒ F SSN/Tax ID: 987-65-4321

Address: ☒ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

E-Mail: Phone Number:

1e.	Contingent Annuitant Must be age [85] or younger. Only available on Non-Qualified Contracts.

Name (First, MI, Last): Julie C Doe

Birth Date (MM/DD/YYYY): 08/01/1966 Sex: ☐ M ☒ F SSN/Tax ID: ###-##-####

Address: ☒ Same address as Contract Owner or fill out address below

Street:

City: State: ZIP:

E-Mail: Phone Number:

1f.

Beneficiaries Allocation to all Primary Beneficiaries must equal 100%. Contingent Beneficiaries must also equal 100%. Providing your Beneficiaries social security numbers (SSN) will help expedite Beneficiary claims and will ensure that Nationwide can properly identify your Beneficiaries.

If you completed Spousal Protection/Co-Annuitant (Section 1d), we will automatically list both spouses as sole Primary Beneficiaries. Provide only your Contingent Beneficiaries in Section 1f.

If you designate your spouse as the sole Primary Beneficiary AND do not complete Spousal Protection/Co-Annuitant (Section 1d), Nationwide will automatically add the Spousal Protection feature.

Primary Beneficiaries Allocations must equal 100%.  ☐ Pay all Primary Beneficiaries equally

Legal Name (First, MI, Last): Beneficiary One

Relationship to Annuitant: Other Allocation (whole % only): 50%

Birth Date (MM/DD/YYYY): 12/25/2000 Sex: ☒ M ☐ F SSN/Tax ID: xxx-xx-xxxx

Address: ☐ Same address as Contract Owner or fill out address below

Street: 789 Main Street, Suite 123

City: Columbus State: OH ZIP: 43210

E-Mail: emailaddress@gmail.com Phone Number: 614-555-5555

Legal Name (First, MI, Last): Beneficiary Three

Relationship to Annuitant: Other Allocation (whole % only): 50%

Birth Date (MM/DD/YYYY): 12/25/2000 Sex: ☒ M ☐ F SSN/Tax ID: xxx-xx-xxxx

Address: ☐ Same address as Contract Owner or fill out address below

Street: 789 Main Street, Suite 123

City: Columbus State: OH ZIP: 43210

E-Mail: emailaddress@gmail.com Phone Number: 614-555-5555

VAAA-0178M3	Page 2 of 9	STANDARD [DPA2Q/N][(05/2024)]

1. Parties to the Contract (continued)

Legal Name (First, MI, Last):

Relationship to Annuitant:                               Allocation (whole %  only):    %

Birth Date (MM/DD/YYYY):          Sex: ☐ M ☐ F  SSN/Tax ID:

Address:☐ Same address as Contract Owner or fill out address below

Street:

City:                                  State:   ZIP:

E-Mail:                           Phone  Number:

If more than three Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

Contingent Beneficiaries Allocations must equal 100%. ☐ Pay all Contingent Beneficiaries equally

Legal Name (First, MI, Last):    Beneficiary  Two

Relationship to Annuitant:    Other                         Allocation (whole % only):   50%

Birth Date (MM/DD/YYYY):   12/25/2000        Sex: ☒ M ☐ F SSN/Tax ID:    xxx-xx-xxxx

Address: ☐ Same address as Contract Owner or fill out address below

Street:  789 Main Street, Suite  123

City:    Columbus                         State:   OH        ZIP:   43210

E-Mail:  emailaddress@gmail.com              Phone Number: 614-555-5555

Legal Name (First, MI, Last):    Beneficiary  Four

Relationship to Annuitant:    Other                          Allocation (whole % only):   50%

Birth Date (MM/DD/YYYY):   12/25/2000        Sex: ☒ M ☐ F SSN/Tax ID:    xxx-xx-xxxx

Address: ☐ Same address as Contract Owner or fill out address below

Street:  789 Main Street, Suite  123

City:    Columbus                        State:   OH        ZIP:   43210

E-Mail:  emailaddress@gmail.com             Phone Number: 614-555-5555

Legal Name (First, MI, Last):

Relationship to Annuitant:                              Allocation (whole %  only):     %

Birth Date (MM/DD/YYYY):           Sex: ☐ M ☐ F SSN/Tax ID:

Address: ☐ Same address as Contract Owner or fill out address below

Street:

City:                                 State:             ZIP:

E-Mail:                       Phone Number:

If more than three Beneficiaries, list additional names on the Additional Beneficiaries form (in New Business Enrollment Packet).

VAAA-0178M3	Page 3 of 9	STANDARD [DPA2Q/N][(05/2024) ]

2. Contract Information
2a.	Contract Type Must specify by checking a box.

☒ Non-Qualified ☐ Non - Naturally Owned Non-Qualified* ☐ Custodial Owned IRA

☐ Traditional IRA – Tax Year:       ☐ CRT* (Charitable Remainder Trust)

☐ Roth IRA – Tax Year:       Tax Year Roth IRA started:

☐ SIMPLE IRA* ☐ SEP IRA* ☐ 401(k)* (Investment Only) ☐ 401(a)* (Investment Only)

☐ Beneficially Owned Non-Qualified* ☐ Beneficially Owned/Inherited IRA*

☐ Beneficially Owned/Inherited Roth IRA*

*Additional forms required.

NOTE: 401(k) can only be elected if there is an existing plan established with Nationwide Annuities.

2b.	Purchase Payment

Approximate Amount: $  25,000       ([$25,000] minimum)

Payment Submitted Via: ☒ Check  ☐ Wire ☐ 1035(a) Exchange*  ☐ Transfer/Rollover*

Source of Funds:

*Additional forms required. Please see the New Business Enrollment Packet.

2c.	Transfer Authorization for Registered Representative

☐ By checking this box, you have authorized and directed Nationwide to accept instructions from the Registered Representative signing this application to:

1.	Reinvest some or all your Contract Value in the same Strategy for a new Strategy Term;
2.	Transfer some or all of your Contract Value to another Strategy or Strategies for a new Strategy Term or Strategy Terms; or
3.	Lock-In the Index Strategy Value for any Index Strategy.

This power is personal to the Registered Representative but may be delegated by written notification to Nationwide and only to individuals employed or under control of the Registered Representative for administrative/processing purposes. Nationwide may revoke the authority of the Registered Representative to act on your behalf at any time by written notification to you. If the box above is checked, your signature and the Registered Representatives signature at the end of this application represents agreement for yourselves, your heirs and the legal representatives of your estates and your successors in interest or assigns to release and hold harmless Nationwide from any and all liability in reliance on instructions given under the authority described above. You and the Registered Representative also agree to jointly and severally indemnify Nationwide for and against any claim, liability or expense arising out of any action taken by Nationwide in reliance of such instructions.

3. Death Benefit

If both the Annuitant and Co-Annuitant are age [75 ]and younger the Contract will have the following death benefit:

•	Standard Death Benefit - Return of Premium OR:

•	Standard Death Benefit - Return of Premium with Spousal Protection (if spouse is Co-Annuitant)

If either Annuitant or Co-Annuitant are age [76 ]and older the Contract will have the following death benefit:

•	Standard Death Benefit - Contract Value, OR:

•	Standard Death Benefit - Contract Value with Spousal Protection (if spouse is Co-Annuitant)

IMPORTANT: If you designate your spouse as the sole Primary Beneficiary, Nationwide will automatically add the Spousal Protection feature and name your spouse as Co-Annuitant, which may impact the Death Benefit that applies to the Contract.

If you want to opt out of Spousal Protection, you must indicate below:

☐ I do not want to add Spousal Protection

VAAA-0178M3	Page 4 of 9	STANDARD [DPA2Q/N][(05/2024) ]

4. Purchase Payment Allocation

Strategies

Please select allocations to the Fixed Strategy and Index Strategies from the options below. You may choose a maximum of[10] Index Strategies, plus the Fixed Strategy. All allocations must be in whole percentages and must total 100%.

Each Strategy has additional crediting factors that should be considered. Be sure you have reviewed a current rate sheet prior to completing this section.

I elect:

1-Year Strategy Term				3-Year Strategy Term
Protection Level				Protection Level
Index	90%	95%	100%	Index	90%	95%	100%
BlackRock Select Factor Strategy A1%		%	%	BlackRock Select Factor Strategy A1%		%	%
BlackRock Select Factor Strategy B1%		%	%	BlackRock Select Factor Strategy B1%		%	%
J.P. Morgan Mozaic IISM Strategy A2%		%	%	J.P. Morgan Mozaic IISM Strategy A2%		%	%
J.P. Morgan Mozaic IISM Strategy B2%		%	%	J.P. Morgan Mozaic IISM Strategy B2%		%	%
MSCI EAFE Strategy A3%		%	%	MSCI EAFE Strategy A3%		%	%
MSCI EAFE Strategy B3%		%	%	MSCI EAFE Strategy B3%		%	%
NYSE® Zebra Edge® Strategy A4%		%	%	NYSE® Zebra Edge® Strategy A4%		%	%
NYSE® Zebra Edge® Strategy B4%		%	%	NYSE® Zebra Edge® Strategy B4%		%	%
SG Macro Compass Strategy A5%		%	%	SG Macro Compass Strategy A5%		%	%
SG Macro Compass Strategy B5%		%	%	SG Macro Compass Strategy B5%		%	%
S&P 500® Avg Dly Risk Control 10% USD PR Strategy A6%		%	%	S&P 500® Avg Dly Risk Control 10% USD PR Strategy A6%		%	%
S&P 500® Avg Dly Risk Control 10% USD PR Strategy B6%		%	%	S&P 500® Avg Dly Risk Control 10% USD PR Strategy B6%		%	%
S&P 500® Strategy A7%		%	%	S&P 500® Strategy A7%		%	%
S&P 500® Strategy B7%		%	%	S&P 500® Strategy B7%		%	%
1 Year Fixed Strategy Term
Allocation
Fixed Strategy	%

[1] The BlackRock Select Factor Index (“Index”) is a product of BlackRock Index Services, LLC and has been licensed for use by Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (“Licensee”). BlackRock®, BlackRock Select Factor Index, and the corresponding logos are registered and unregistered trademarks of BlackRock. This Product is not sponsored, endorsed, sold or promoted by BlackRock Index Services, LLC, BlackRock, Inc., or any of its affiliates, or any of their respective third party licensors (including the Index calculation agent, as applicable) (collectively, “BlackRock”). BlackRock has no obligation or liability in connection with the administration or marketing of this Product. BlackRock makes no representation or warranty, express or implied, to the owners of this Product or any member of the public regarding the advisability of investing in this Product or the ability of the Index to track general market performance. BlackRock does not guarantee the adequacy, accuracy, timeliness, and/or completeness of the Index or any data or communication related thereto nor does it have any liability for any errors, omissions or interruptions of the Index.

[2] The J.P. Morgan Mozaic IISM Index (“Index”) has been licensed to Nationwide Life Insurance Company (the “Licensee”) for the Licensee’s benefit. Neither the Licensee nor Nationwide Defined Protection® Annuity 2.0 (the “Product”) is sponsored, operated, endorsed, recommended, sold or promoted by J.P. Morgan Securities LLC (“JPMS”) or any of its affiliates (together and individually, “JPMorgan”). JPMorgan makes no representation and gives no warranty, express or implied, to contract owners taking exposure to the Product. Such persons should seek appropriate professional advice before making any investment. The Index has been designed and is compiled, calculated, maintained and sponsored by JPMS without regard to the Licensee, the Product or any contract owner. JPMorgan is under no obligation to continue compiling, calculating, maintaining or sponsoring the Index. JPMorgan may independently issue or sponsor other indices or products that are similar to and may compete with the Index and the Product. JPMorgan may also transact in assets referenced in the Index (or in financial instruments such as derivatives that reference those assets). These activities could have a positive or negative effect on the value of the Index and the Product.

[3] The products or securities referred to herein are not sponsored, endorsed, issued, sold or promoted by MSCI, and MSCI bears no liability with respect to any such products or securities or any index on which such products or securities are based. The Prospectus contains a more detailed description of the limited relationship MSCI has with Nationwide and any related products.

VAAA-0178M3	Page 5 of 9	STANDARD [DPA2Q/N][(05/2024) ]

4. Purchase Payment Allocation (continued)

[4] The NYSE® Zebra Edge® Index has been licensed by ICE Data Indices, LLC (together with its subsidiaries and affiliates, “IDI”) to UBS AG and sub-licensed by UBS AG (together with its subsidiaries and affiliates, “UBS”) to Nationwide Life Insurance Company (“Nationwide”). Neither Nationwide nor the Nationwide Defined Protection® Annuity 2.0 (the “Product”) is sponsored, operated, endorsed, recommended, sold or promoted by Zebra Capital Management, LLC (together with its affiliates and subsidiaries, “Zebra”), IDI or UBS and in no event shall Zebra, IDI or UBS have any liability with respect to the Product or the Index. Zebra, IDI and UBS make no representations, give no express or implied warranties and have no obligations with regard to the Index, the Product or otherwise to any investor in the Product, client or other third party. The mark NYSE® is a registered trademark of NYSE Group, Inc., Intercontinental Exchange, Inc. or their affiliates and is being utilized by ICE Data Indices, LLC under license and agreement. The marks Zebra® and Zebra Edge® are registered trademarks of Zebra Capital Management, LLC, may not be used without prior authorization from Zebra Capital Management, LLC, and are being utilized by ICE Data Indices, LLC under license and agreement.

[5] The SG Macro Compass Index (the “Index”) is the exclusive property of SG Americas Securities, LLC (“SG”) and has been licensed to Nationwide Life Insurance Company and Nationwide Life and Annuity Insurance Company (collectively, “Nationwide”) for use in certain life insurance and annuities offered by Nationwide (the “Products”). SG’s sole contractual relationship with Nationwide is to license the Index and the SG Marks to Nationwide. None of SG, S&P Opco, LLC, or other third party licensor (collectively, the “Index Parties”) to SG is an agent of Nationwide or has in any way sponsored, promoted, offered, sold structured or priced any Product, and no Index Party makes any representation as to the advisability of purchasing, selling or holding any Product. No Index Party shall have any liability with respect to the Products or for any losses relating to the Products, whether arising directly or indirectly from the use of the Index. No Index Party shall have any obligation to make payments under the Products. In calculating the performance of the Index, SG deducts transaction and replication costs, each calculated and deducted on a daily basis, which will reduce the potential positive change in the Index and increase the potential negative change in the Index. The total amount of transaction and replication costs is not predictable and will depend on a number of factors. “SG Americas Securities, LLC”, “SGAS”, “Société Générale”, “SG”, “Société Générale Indices”, “SGI”, and “SG Macro Compass Index” are trademarks or service marks of SG. Additional information is available at sg-macro-compass.com.

[6] The “S&P 500 Average Daily Risk Control 10% USD Price Return Index” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Nationwide Life Insurance Company. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. Nationwide Defined Protection® Annuity 2.0 is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500.

[7] The “S&P 500” is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Nationwide Life Insurance Company. S&P®, S&P 500®, US 500, The 500, iBoxx®, iTraxx® and CDX® are trademarks of S&P Global, Inc. or its affiliates (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Nationwide. Nationwide Defined Protection® Annuity 2.0 is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500.

VAAA-0178M3	Page 6 of 9	STANDARD [DPA2Q/N][(05/2024) ]

5. State Disclosures

Notice to AL Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or who knowingly presents false information in an application for insurance is guilty of a crime and may be subject to restitution fines or confinement in prison, or any combination thereof.

Notice to AR and RI Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

Notice to CO Residents Only: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

Notice to KY Residents Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

NOTICE to NM RESIDENTS ONLY: ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

Notice to ND, SC, and SD Residents Only: A Market Value Adjustment may be assessed on withdrawals or full surrenders which may increase or decrease the amount of the withdrawal or full surrender requested and would be in addition to any applicable scheduled surrender penalty charge.

Notice to OK Residents Only: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

For TN and WA Residents Only: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

For DC Residents Only: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

Notice to OH Residents Only: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

VAAA-0178M3	Page 7 of 9	STANDARD [DPA2Q/N][(05/2024) ]

6. Contract Owner Signatures and Authorizations

6a. Replacement Information

you answer “yes” to EITHER question below, your state may require NAIC or state specific replacement forms. Please look in the New Business Enrollment Packet to see if your state requires additional NAIC or state specific forms.

☐ Yes	☒ No	Do you have existing life insurance policies or annuity contracts?

☐ Yes	☒ No	Will the applied for Contract replace, discontinue or change any existing life insurance policies or annuity contracts?

6b. Acknowledgements, Disclosure and Signatures

I acknowledge that I have received and understand the current prospectus for this annuity Contract, and that by signing this application I understand and acknowledge the following:

A Market Value Adjustment may be assessed on withdrawals or full surrenders which may increase or decrease the amount of the withdrawal or full surrender requested and would be in addition to any applicable Contingent Deferred Sales Charge.

All guarantees and protections, where available, are subject to the claims-paying ability of Nationwide Life Insurance Company. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

A copy of this application properly signed by the Registered Representative will constitute receipt for such amount. If this application is declined by Nationwide, there will be no liability on the part of Nationwide, and any payments submitted with this application will be refunded.

•

The contract limits Purchase Payments to $1,000,000 for all Contracts issued by Nationwide with the same Contract Owner, Annuitant, Co-Annuitant and/or Contingent Annuitant, subject to permission from Nationwide.

•	That I do not represent a corporate entity or institutional investor.

•

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if I plan to change the Contract Owner or assign benefits under the Contract, the Contract will not meet this objective.

•

I understand that, to the extent allowed by state law, Nationwide reserves the right to refuse our consent to any assignment or change to the Contract Owner at any time on a non-discriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Additionally, if Nationwide consents to an assignment or change to the Contract Owner, it may result in the reduction of the Death Benefit.

•

I understand the purpose of the Contract for which I am applying is to provide long-term benefits to the Contract Owner and/or Annuitant and that, if the Annuitant I am naming has been diagnosed with or had any indication of an illness expected to result in death within 12 months, the Contract will not meet this objective.

When you sign this application, you are agreeing to the elections you have made and acknowledging your understanding of the terms and conditions described in this application. If you have any questions, ask your Registered Representative BEFORE you sign this application.

E-Mail Address(es)

The E-Mail address(es) provided will only be used for communication related to your annuity contract with Nationwide and will not be sold or used to market other products. When your contract is issued, you will be able to set up an online account and sign up for paperless notifications when your statements, transaction confirmations, and other correspondence have been uploaded to your personal, secure Document Center, available to you 24/7.

☒ E-Mail address(es) already provided in the 1a. Contract Owner and 1b. Joint Owner sections.

Contract Owner’s E-Mail Address:

Joint Owner’s E-Mail Address:

Contract Owner Signature: John A. Doe

Joint Contract Owner Signature (if any):  Jane B. Doe

State In Which Application Was Signed:  Anystate                   Date: May 15, 2024

VAAA-0178M3	Page 8 of 9	STANDARD [DPA2Q/N][(05/2024) ]

7. Primary Registered Representative Information

7a. Primary Registered Representative Replacement Information

☐ Yes	☒ No	Are you aware of any existing annuity contracts or life insurance policies owned by the applicant?

☐ Yes	☒ No	Will the applied for Contract replace, discontinue or change any existing life insurance policies or annuity contracts?

7b. Primary Registered Representative Information (Please print)

Name (First, MI, Last):  Thomas A. Moore

Office Street Address: 444 Anystreet

City:   Anycity                     State:  Anystate     ZIP:  12345-6789

Phone Number:  555 555-0505                   Percentage:   100%

E-Mail:   tmoore@abcbrokerage.com

Firm Name: ABC Producer

SSN:   ###-##-####    (Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature:   Thomas A. Moore                         Date:   May 15, 2024

Principal’s Signature:   James P. Smith                       Date:   May 15, 2024

(If required)

8. Additional Registered Representative Information

8a. Additional Registered Representative Replacement Information

☐ Yes	☐ No	Are you aware of any existing annuity contracts or life insurance policies owned by the applicant?

☐ Yes	☐ No	Will the applied for Contract replace, discontinue or change any existing life insurance policies or annuity contracts?

8b. Additional Registered Representative Information (Please print)

Name (First, MI, Last):

Office Street Address:

City:                                 State:          ZIP:

Phone Number:                                Percentage:             %

E-Mail:

Firm Name:

SSN:            (Not required if registered representative and firm name are printed clearly above.)

When the Registered Representative signs this application, he/she is agreeing to all the terms and conditions applicable to him/her as the Registered Representative.

Signature:                                     Date:

Principal’s Signature:                                  Date:

(If required)

[Nationwide Defined Protection is a service mark of Nationwide Mutual Insurance Company. ]

[Nationwide and the Nationwide N and Eagle are service marks of Nationwide Mutual Insurance Company. ©2024 Nationwide ]

VAAA-0178M3	Page 9 of 9	STANDARD [DPA2Q/N][(05/2024) ]